UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 20, 2009

FISHER COMMUNICATIONS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	000-22439	91-0222175
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Fourth Avenue N., Suite 510, Seattle, Washington		98109
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-404-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 20, 2009, Fisher Communications, Inc. (the "Company") entered into a letter agreement (the "Agreement") with GAMCO Asset Management Inc. ("GAMCO") regarding GAMCO’s pending notice (the "Notice") of its intention to nominate three individuals for election to the Company’s Board of Directors at its 2009 Annual Meeting of Shareholders (the "Annual Meeting"). Pursuant to the Agreement, the Company has agreed to nominate and include Paul A. Bible and David Lorber on the Company’s slate of director nominees for the Annual Meeting, and GAMCO has agreed to withdraw its nominations and the Notice and to vote all of its shares of Company common stock for the Company’s three nominees on an equal basis.

This description of the terms of the Agreement is a summary and does not purport to be a complete description of all of the terms, and it is qualified in its entirety by reference to the Agreement attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Letter Agreement, dated March 20, 2009, by and between Fisher Communications, Inc. and GAMCO Asset Management Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISHER COMMUNICATIONS, INC.

March 26, 2009	By:	/s/ Joseph L. Lovejoy

Name: Joseph L. Lovejoy
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	GAMCO Letter Agreement